UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2006

International Technology Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State of Other Jurisdiction of Incorporation)

333-57514	95-4834274
(Commission File Number)	(IRS Employer Identification No.)

520 Broadway, Suite 350, PMB 188, Santa Monica, CA 90401
(Address of Principal Executive Offices) (Zip Code)

(310) 459-1081
(Registrant's Telephone Number, Including Zip Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 AMENDMENT 1 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 20, 2007, the Registrant engaged Turner, Stone & Company, LLP, Certified Public Accountants, as the Registrant's independent accountants to report on the Company's balance sheet as of December 31, 2006, and the related statements of income, 'stockholders' equity and cash flows for the year then ended.

The Registrant, with the approval of its Board of Directors, International Technology Systems Inc. accepted the resignation of Chisholm, Bierwolf and Nilson LLC, Certified Public Accountants as its auditors due to Chisholm, Bierwolf and Nilson LLC's workload effective January 29, 2007. During the Registrant's fiscal years ended on December 31, 2005 and December 31, 2006 and continuing until the resignation of Chisholm, Bierwolf and Nilson LLC, there were no disagreements with Chisholm, Bierwolf and Nilson LLC within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Chisholm, Bierwolf and Nilson LLC 's satisfaction, would have caused Chisholm, Bierwolf and Nilson LLC to make reference to the subject matter of the disagreements in connection with its reports which we modified as to uncertainty regarding on going concerns.

During the Registrant's three most recent fiscal years and any subsequent interim period prior to the engagement of Turner, Stone & Company, LLP neither the Registrant nor anyone on the Registrant's behalf consulted with Turner, Stone & Company, LLP regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit option that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

The Registrant has requested Chisholm, Bierwolf and Nilson LLC to review the disclosures contained herein and has invited Chisholm, Bierwolf and Nilson LLC the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, or clarification of the Registrant's expression of Chisholm, Bierwolf and Nilson LLC 's views, or the respects in which Chisholm, Bierwolf and Nilson LLC does not agree with the statements contained herein. Chisholm, Bierwolf and Nilson LLC have decided not to review or comment.

ITEM 5.02 DEPATURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 20, 2007, Mr. John W. Callaci resigned his position as Chief Technical Officer and as a Director of the company. He left the company on good terms. At this time the company has not filled this position.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 2, 2006 the company received a majority of shareholders votes approved the changing of its name from International Telecommunications, Inc. to International Technology Systems, Inc.

International Technology Systems, inc. is responsible for the adequacy and accuracy of the disclosure in the filings. The staff comments or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing. International Technology Systems, Inc. may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Exhibits

99.1	Letter from accountant, Chisholm, Bierwolf and Nilson LLC dated April 24, 2007

99.2	Letter of resignation of John W. Callaci

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TECHNOLOGY SYSTEMS, INC.

(Registrant)

Dated: June 19, 2007

/s/ Alie Chang, President and Chief Executive Officer, Director